Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Record First Quarter 2014 Results

•	First quarter revenue reached an all-time high of $1 billion, and increased 25% over the first quarter of 2013, driven by organic growth and the addition of Spartech

•	Adjusted earnings per share increased 42% to $0.44, marking the 18th consecutive quarter of double-digit adjusted earnings per share growth; GAAP EPS totaled $0.31 versus $0.16 in the prior year quarter, a 94% increase

•	Specialty platform delivered record-setting growth driven by continued mix improvement and synergies from the Spartech acquisition

CLEVELAND – April 30, 2014 – PolyOne Corporation (NYSE: POL) today reported $1 billion in revenue for the first quarter of 2014, a 25% increase compared to $801 million in the first quarter of 2013.

Earnings per share totaled $0.31 in the first quarter of 2014, versus $0.16 in the prior year quarter. Adjusted earnings per share were $0.44 for the first quarter of 2014, compared to $0.31 in the first quarter of 2013, a 42% increase.

“I am extremely pleased to report another record-setting quarter for PolyOne,” said Stephen D. Newlin, Chairman, President and Chief Executive Officer. “Our Specialty platform led the way as Global Color Additives and Inks and Global Specialty Engineered Materials delivered milestone levels of operating income and profitability, and we continue to drive synergies from the Spartech acquisition. In addition, our Distribution platform achieved record sales and operating income for the quarter.”

Mr. Newlin continued, “Our core values of collaboration, innovation and excellence are woven into the fabric of PolyOne. Our commitment to these values, underpinned by the execution of our four-pillar strategy, has led to 18 consecutive quarters of strong, double-digit adjusted earnings per share growth. Our innovation pipeline remains robust with unique, differentiated solutions for high-growth end markets, like healthcare, transportation, consumer and packaging, which are poised to drive our growth far into the future.”

Commenting on the first quarter results, Robert M. Patterson, Executive Vice President and Chief Operating Officer said, “Our first quarter performance highlights accelerating momentum driven by Specialty platform growth and impressive year-over-year gains from Performance Products and Solutions and Distribution as well. This momentum fortifies our confidence to continue to meet or exceed our aggressive goals for margin expansion and EPS growth.”

Mr. Patterson continued, “With the acquisition of Spartech completed over one year ago, our integration efforts and previously announced manufacturing realignment are accelerating Specialty Platform growth. Our customers remain our number one priority, and we’re providing value to them through increased delivery, quality and service levels. We are on pace to achieve our stated goal of generating $0.50 in adjusted earnings per share accretion from Spartech in 2015.”

Executive Vice President and Chief Financial Officer, Bradley C. Richardson said, “We ended the quarter with $238 million in cash and $566 million in total liquidity. Our ability to invest in innovation, commercial resources, and return value to shareholders has never been stronger.”

Mr. Richardson continued, “During the quarter, we repurchased approximately 1.4 million shares at an average price of $35.42, bringing the total share buyback since April of 2013, to 6.4 million. We expect to complete the repurchase of all 10 million shares issued in conjunction with the acquisition of Spartech by the first quarter of 2015.”

Commenting on the Company’s outlook, Mr. Newlin said, “We are off to a very strong start in 2014, and I couldn’t be more pleased with our momentum and the strength of our earnings growth. I am confident we will continue to innovate and execute to add value that will help our customers grow, and at the same time deliver market-beating performance for PolyOne shareholders. In this regard, we remain very focused on our stated goal of $2.50 adjusted earnings per share by 2015, and we also expect strong double-digit EPS growth for many years to follow.”

2

About PolyOne

PolyOne Corporation, with 2013 revenues of $3.8 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises Pledge(SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

# # #

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:

Isaac D. DeLuca

Vice President, Investor Relations

PolyOne Corporation

+1 440-930-1226

isaac.deluca@polyone.com

Media Contact:

Kyle Rose Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

3

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the final amount of charges resulting from the planned North American asset realignment and the Company’s ability to realize anticipated savings and operational benefits from the asset realignment; our ability to achieve the strategic and other objectives relating to the acquisition of Spartech Corporation, including any expected synergies; our ability to successfully integrate Spartech and achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

4

Attachment 1

PolyOne Corporation

Summary of Condensed Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2014	2013
Sales	$1,002.3	$801.1
Operating income	56.4	40.5
Net income from continuing operations attributable to PolyOne shareholders	29.4	11.2

Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.31	$0.12
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.31	$0.12

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders excluding special items to assess performance and facilitate comparability of results. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS
Net income from continuing operations attributable to PolyOne shareholders	$29.4	$0.31	$11.2	$0.12
Special items, after tax (Attachment 3)	14.1	0.15	17.2	0.19
Tax adjustments (a)	(1.6)	(0.02)	0.5	—

Adjusted net income / EPS	$41.9	$0.44	$28.9	$0.31

(a)	Tax adjustments include the net tax expense (benefit) from one-time income tax items and deferred income tax valuation allowance adjustments.

Attachment 2

PolyOne Corporation

Condensed Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2014	2013
Sales	$1,002.3	$801.1
Cost of sales	814.1	638.8

Gross margin	188.2	162.3
Selling and administrative expense	131.8	121.9
Income related to previously owned equity affiliates	—	0.1

Operating income	56.4	40.5
Interest expense, net	(15.5)	(15.6)
Debt extinguishment costs	—	(10.6)
Other (expense) income, net	(1.0)	1.4

Income from continuing operations before income taxes	39.9	15.7
Income tax expense	(10.7)	(4.7)

Net income from continuing operations	29.2	11.0
Income from discontinued operations, net of income taxes	—	4.1

Net income	29.2	15.1
Net loss attributable to noncontrolling interests	0.2	0.2

Net income attributable to PolyOne common shareholders	$29.4	$15.3

Earnings per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.31	$0.12
Discontinued operations	—	0.05

Total	$0.31	$0.17

Earnings per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.31	$0.12
Discontinued operations	—	0.04

Total	$0.31	$0.16

Cash dividends declared per share of common stock	$0.08	$0.06

Weighted-average shares used to compute earnings per share:
Basic	94.5	91.7
Diluted	95.7	92.8

Attachment 3

PolyOne Corporation

Summary of Special Items (Unaudited)

(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2014	2013
Cost of sales:
Employee separation and plant phase-out costs	$(11.0)	$—
Reimbursement of previously incurred environmental costs	—	5.2
Environmental remediation costs	(0.9)	(2.0)
Acquisition related costs	—	(4.1)

Impact on cost of sales	(11.9)	(0.9)

Selling and administrative expense:
Employee separation and plant phase-out costs	(6.9)	(11.7)
Legal related (costs) gains	(0.7)	0.1
Unrealized gain on foreign currency option contracts	—	0.4
Acquisition/divestiture related costs	(0.2)	(4.6)
Acceleration of executive long-term incentive compensation	(3.2)	—

Impact on selling and administrative expense	(11.0)	(15.8)

Gain on sale of investment in equity affiliates	—	0.1

Impact on operating income	(22.9)	(16.6)

Debt extinguishment costs	—	(10.6)
Bridge loan commitment fees – interest expense	—	(1.9)
Other income, net	—	1.4

Impact on income from continuing operations before income taxes	(22.9)	(27.7)
Income tax benefit on special items	8.8	10.5

Impact of special items on net income attributable to PolyOne Shareholders	$(14.1)	$(17.2)

Basic earnings per common share impact	$(0.15)	$(0.19)
Diluted earnings per common share impact	$(0.15)	$(0.19)

Weighted average shares used to compute earnings per share:
Basic	94.5	91.7
Diluted	95.7	92.8

(1)	Special items are a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phase-out costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines, penalties, remediation costs and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

Attachment 4

PolyOne Corporation

Condensed Consolidated Balance Sheets

(In millions)

	(Unaudited) March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$238.3	$365.2
Accounts receivable, net	507.5	428.0
Inventories, net	333.0	342.5
Other current assets	91.3	117.9

Total current assets	1,170.1	1,253.6
Property, net	631.2	646.2
Goodwill	568.7	559.0
Intangible assets, net	361.0	365.8
Other non-current assets	127.2	119.5

Total assets	$2,858.2	$2,944.1

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$12.8	$12.7
Accounts payable	430.1	386.9
Accrued expenses and other liabilities	131.1	209.3

Total current liabilities	574.0	608.9
Non-current liabilities:
Long-term debt	968.1	976.2
Pension and other post-retirement benefits	63.8	77.3
Deferred income taxes	122.1	133.8
Other non-current liabilities	181.1	169.4

Total non-current liabilities	1,335.1	1,356.7
Shareholders’ equity:
PolyOne shareholders’ equity	947.6	976.8
Noncontrolling interests	1.5	1.7

Total equity	949.1	978.5

Total liabilities and shareholders’ equity	$2,858.2	$2,944.1

Attachment 5

PolyOne Corporation

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended March 31,
	2014	2013
Operating Activities
Net income	$29.2	$15.1
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	32.8	19.9
Debt extinguishment costs	—	10.6
Provision for doubtful accounts	0.2	—
Stock based compensation expense	3.8	7.0
Change in assets and liabilities, net of effect of acquisitions:
Increase in accounts receivable	(81.7)	(76.2)
Decrease in inventories	5.9	11.4
Increase in accounts payable	43.2	49.2
Decrease in pension and other post-retirement benefits	(18.4)	(54.7)
Decrease in accrued expenses and other assets and liabilities	(89.9)	(73.8)

Net cash used by operating activities	(74.9)	(91.5)
Investing Activities
Capital expenditures	(17.5)	(12.9)
Business acquisitions, net of cash acquired	—	(259.9)
Proceeds from sale of equity affiliate and other assets	26.8	24.1

Net cash provided (used) by investing activities	9.3	(248.7)
Financing Activities
Repayment of long-term debt	(8.0)	(297.0)
Proceeds from long-term debt	—	600.0
Debt financing costs	—	(13.0)
Borrowings under credit facilities	20.9	41.7
Repayments under credit facilities	(20.9)	(10.0)
Purchase of common shares	(51.0)	(20.8)
Exercise of stock awards	5.4	2.9
Cash dividends paid	(7.6)	(4.5)

Net cash (used) provided by financing activities	(61.2)	299.3
Effect of exchange rate changes on cash	(0.1)	(0.2)

Decrease in cash and cash equivalents	(126.9)	(41.1)
Cash and cash equivalents at beginning of period	365.2	210.0

Cash and cash equivalents at end of period	$238.3	$168.9

Attachment 6

PolyOne Corporation

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by chief operating decision makers. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2014	2013
Sales:
Global Color, Additives and Inks	$219.6	$205.3
Global Specialty Engineered Materials	157.4	152.9
Designed Structures and Solutions	173.6	41.5

Specialty Platform	550.6	399.7
Performance Products and Solutions	207.6	166.6
PolyOne Distribution	284.1	268.0
Corporate and eliminations	(40.0)	(33.2)

Sales	$1,002.3	$801.1

Gross margin:
Global Color, Additives and Inks	$74.9	$67.7
Global Specialty Engineered Materials	42.6	39.2
Designed Structures and Solutions	26.2	5.2

Specialty Platform	143.7	112.1
Performance Products and Solutions	28.0	24.0
PolyOne Distribution	29.8	28.2
Corporate and eliminations	(13.3)	(2.0)

Gross margin	$188.2	$162.3

Selling and administrative expense:
Global Color, Additives and Inks	$44.5	$43.5
Global Specialty Engineered Materials	24.3	23.4
Designed Structures and Solutions	15.0	3.7

Specialty Platform	83.8	70.6
Performance Products and Solutions	12.0	10.4
PolyOne Distribution	12.6	12.0
Corporate and eliminations	23.4	28.9

Selling and administrative expense	$131.8	$121.9

Operating income:
Global Color, Additives and Inks	$30.4	$24.2
Global Specialty Engineered Materials	18.3	15.8
Designed Structures and Solutions	11.2	1.5

Specialty Platform	59.9	41.5
Performance Products and Solutions	16.0	13.6
PolyOne Distribution	17.2	16.2
Corporate and eliminations	(36.7)	(30.8)

Operating income	$56.4	$40.5

Specialty Platform consists of our three specialty segments: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7

PolyOne Corporation

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Operations	2014	2013
Sales	$1,002.3	$801.1

Gross margin before special items	200.1	163.2
Special items in gross margin (Attachment 3)	(11.9)	(0.9)

Gross margin - GAAP	$188.2	$162.3

Gross margin before special items as a percent of sales	20.0%	20.4%

Operating income adjusted	79.3	57.1
Special items in operating income (Attachment 3)	(22.9)	(16.6)

Operating income - GAAP	$56.4	$40.5

Senior management uses the “Mix Shift Highlights Specialty Transformation” graph to show PolyOne’s progression toward its specialty targets.

Specialty Platform % of Operating Income	2006Y*	Q1 2014
Global Color, Additives and Inks	$8.9	$30.4
Global Specialty Engineered Materials	3.9	18.3
Designed Structures and Solutions	—	11.2

Specialty Platform	$12.8	$59.9
Performance Products and Solutions	64.2	16.0
Distribution	19.2	17.2
Joint ventures	102.9	—
Corporate and eliminations	34.5	(36.7)

Operating income	$233.6	$56.4
Less: Corporate and special items	(34.5)	36.7

Operating income excluding corporate and special items	$199.1	$93.1

Specialty platform operating mix percentage	6%	64%

*	Historical results are shown as presented in prior filings and have not been updated to reflect subsequent changes in accounting principal or discontinued operations.

Adjusted EPS by Quarter	Q2’13	Q3’13	Q4’13	Q1’14	TTM Q1’14
Net income from continuing operations attributable to PolyOne common shareholders	$38.6	$23.2	$21.0	$29.4	$112.2
Special items, after tax	(2.2)	10.5	4.9	14.1	27.3
Tax adjustments	0.2	1.8	(0.3)	(1.6)	0.1

Adjusted net income	$36.6	$35.5	$25.6	$41.9	$139.6

Diluted shares	99.1	98.1	97.2	95.7	N/A
Adjusted EPS	$0.37	$0.36	$0.26	$0.44	$1.43

Adjusted EPS by Quarter	Q2’12	Q3’12	Q4’12	Q1’13	TTM Q1’13
Net income from continuing operations attributable to PolyOne common shareholders	$18.4	$19.4	$0.2	$11.2	$49.2
Special items, after tax	8.0	5.3	16.3	17.2	46.8
Tax adjustments	0.9	0.1	(0.6)	0.5	0.9

Adjusted net income	$27.3	$24.8	$15.9	$28.9	$96.9

Diluted shares	90.7	90.2	90.5	92.8	N/A
Adjusted EPS	$0.30	$0.28	$0.18	$0.31	$1.07